Exhibit 99.1

BDO Seidman, LLP Accountants and Consultants	700 N. Pearl Street, Suite 2000 Dallas, Texas 75201-2628 Telephone: (214) 969-7007 Fax:(214)953-0722

Consent of Independent Registered Public Accounting Firm

Ericsson Capital Accumulation and Savings Plan

Plano, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-4813) constituting a part of this Registration Statement of our report dated May 19, 2006, relating to the financial statements, and schedule of the Ericsson Capital Accumulation and Savings Plan appearing on this Form 11-K for the year ended December 31, 2005.

BDO Seidman, LLP

Dallas, Texas

June 23, 2006